                                                                    EXHIBIT 10.9

                                PROMISSORY NOTE
                                ---------------

$ 2,000,000                                                    NOVEMBER 15, 1995

     FOR VALUE RECEIVED, the undersigned maker, DTM Corporation, a Texas corporation (the "Borrower") promises to pay to the order of THE B.F.GOODRICH COMPANY, a New York corporation ("Lender"), at its principal office and place of business in Akron, Ohio, or at such other place as the holder hereof may from time to time designate in writing, the principal amount outstanding hereunder, which shall not exceed at any time, a maximum of Two Million Dollars ($2,000,000), as evidenced on Schedule A hereto from time to time, and as described below (the "Loan"), on the earlier of March 1, 1997 or the date as of which the Borrower receives the proceeds of an initial public stock offering (the "Maturity Date").

     The Borrower shall pay interest on the unpaid principal amount of the Loan from time to time from the date outstanding until paid in full at a rate per annum equal to the prime commercial lending rate (or the base rate applicable to general commercial borrowings, or the equivalent rate in effect at the time in question, as the case may be), of Citibank, NA, New York, New York as published from time to time in the Wall Street Journal. The interest rate shall be adjusted quarterly on the first day of each calendar quarter on which rates are quoted. Such interest shall be payable quarterly on each March 31, June 30, September 30, and December 31 of each calendar year, commencing December 31, 1995, and at maturity. Interest hereunder shall be computed on the basis of a year of 360 days and twelve 30-day months. Any overdue payment of principal and, to the extent permitted by law, interest on the Loan shall bear interest, payable on demand, at a rate per annum equal to the rate of interest applicable prior to maturity plus one percent (1%).

     Borrower shall have the right at any time and from time to time to prepay this Note in whole or in part, without premium or penalty, provided that three day's notice is given prior to the effective date of prepayment and further provided that any and all prepayments of principal shall be accompanied by payment of all interest then accrued on the principal amount so prepaid. Any sums received by the Lender or other holder hereof shall be applied first to accrued interest.

     If any payment of principal or interest on this Note shall become due on a day on which banks in the State of Texas or New York are not open for business, such payment shall be made on the next succeeding day on which banks in both of the State of Texas and the State of New York are open (a "Business Day"), and such extension of time shall in such case be included in computing interest in connection with such payment.

     The principal outstanding hereunder from time to time shall be recorded by the Lender on Schedule A to this note, a copy of which, when delivered to the Borrower, shall be conclusive as to the amounts outstanding absent evidence of error.

     If any of the following events ("Events of Default") shall occur and be continuing:

     (a)  Borrower fails to pay principal of this Note as and when due;

     (b) Borrower fails to pay interest on this Note within 5 days of the date due;

     (c) Borrower becomes insolvent (however, such insolvency may be evidenced) or proceedings are instituted by or against Borrower under the United States Bankruptcy Code or under any bankruptcy, reorganization or insolvency law or other law for the relief of debtors and are consented to by Borrower or are not dismissed within 60 days of such institution, then, in any such case, Lender may, by written notice to Borrower: a) declare the outstanding principal amount of this Note to be forthwith due and payable, together with accrued interest, whereupon the same shall become forthwith due and payable without further notice, demand, protest, presentment or any other notice or demand whatsoever, all of which are hereby waived by Borrower; and (b) proceed to pursue any other right or remedy to which it may be entitled under applicable law.

     This Note shall be governed and construed according to the laws of the State of Ohio. It is expressly stipulated and agreed to be the intent of the Borrower and the Lender at all times to comply with the applicable Ohio law governing the maximum rate or amount of interest payable on this Note or the indebtedness evidenced hereby. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved or received with respect to such indebtedness, or if any prepayment by the Borrower results in the Borrower having paid any interest in excess of that permitted by applicable law, then it is the Borrower's and the Lender's express intent that all excess amounts theretofore collected by the Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to the Borrower), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

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

     DTM CORPORATION has caused this Note to be executed on its behalf by a duly authorized officer as of November 15, 1995.

     THE UNDERSIGNED WAIVES PRESENTMENT AND DEMAND FOR PAYMENT, NOTICE OF INTENT TO ACCELERATE MATURITY, NOTICE OF ACCELERATION OF MATURITY, PROTEST AND NOTICE OF PROTEST AND NON-PAYMENT, AND THE BRINGING OF SUIT AND DILIGENCE IN TAKING ANY ACTION TO COLLECT ANY SUMS OWING HEREUNDER.


                                    DTM CORPORATION

                                    By:  /s/ Gregory A. Logwinuk
                                       -------------------------------
                                    Name:    Gregory A. Logwinuk
                                         -----------------------------
                                    Title:   Vice President, Finance &
                                          ----------------------------
                                            Administration
                                            --------------



     THE STATE OF TEXAS  )
                         ) SS
     COUNTY OF TRAVIS    )


BEFORE ME, the undersigned authority on this 16th    day of November, 1995,
                                            --------
personally appeared   Gregory A. Logwinuk    of DTM Corporation, a Texas
                    ------------------------
corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and being by me first duly sworn acknowledged to me that he executed the same as the act and deed of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

                                      /s/ Kathleen Klein
                                     --------------------------
                                     Notary Public in and for
                                     Travis County, Texas

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